Exhibit 99.1

                       CERTIFICATION PURSUANT TO
                        18 U.S.C. SECTION 1350,
                        AS ADOPTED PURSUANT TO
              SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of J Net Enterprises, Inc. (the "Company") on Form 10-K for the fiscal year ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Allan R. Tessler, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. SS 1350, as adopted pursuant to SS 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  September 30, 2002	    By:
                                  ____________________________________
                                  Allan R. Tessler
                                  Chairman and Chief Executive Officer

     This certification accompanies this Report on Form 10-K pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.